                                                                       EXHIBIT 2

                      AGREEMENT AND PLAN OF REORGANIZATION


     This Agreement and Plan of Reorganization ("the Agreement"), dated as of the 26th day of March, 1996, by and between Tel-Fed, Inc., a Nevada corporation ("Tel-Fed") and ProSoft Development Corp., a California corporation ("ProSoft") and the shareholders of ProSoft ("Shareholders"), set forth on Exhibit A of this Agreement and the Investment Letter as set forth in Exhibit B of this Agreement, with reference to the following:

          A. Tel-Fed is a Nevada corporation organized on May 14, 1985. Tel-Fed has authorized capital stock of 50,000,000 shares, $.001 par value, of which 7,200,000 shares are outstanding. Tel-Fed conducted a public offering in which it sold 2,500,000 shares of its previously authorized, but unissued common stock, pursuant to an offering under Section 3(a)(11) and Rule 147, promulgated under the Securities Act of 1933. The common shares of Tel-Fed are traded on the OTC Bulletin Board under the symbol TLFD.

          B. ProSoft is a privately held corporation organized under the laws of the state of California, in December 1995.

          C. The respective Boards of Directors of Tel-Fed and ProSoft have deemed it advisable and in the best interests of Tel-Fed and ProSoft that ProSoft be acquired by Tel-Fed, pursuant to the terms and conditions set forth in this Agreement.

          D. Tel-Fed and ProSoft propose to enter into this Agreement which provides among other things that all of the outstanding shares of ProSoft be acquired by Tel-Fed, in exchange for shares of Tel-Fed as more fully described in the Agreement.

          E. The parties desire the transaction to qualify as a tax-free reorganization under Section 368 (a)(1)(B) of the Internal Revenue Code of 1986, as amended.

     NOW, THEREFORE, the parties hereto agree as follows:

                                   ARTICLE 1
                                THE ACQUISITION

     1.01 At the Closing, up to a total of 4,473,500 common shares, which represents all of the outstanding shares of ProSoft, shall be acquired by Tel-Fed in exchange for 4,473,500 shares. All shares of Tel-Fed shall be issued to ProSoft shareholders as directed by ProSoft at the Closing.

     1.02 At the Closing, ProSoft shareholders will deliver certificates for the outstanding shares of ProSoft, duly endorsed so as to make Tel-Fed the sole holder thereof, free and clear

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of all claims and encumbrances and Tel-Fed shall deliver a transmittal letter directed to the transfer agent of Tel-Fed directing the issuance of shares to the shareholders of ProSoft as set forth on the signature page of this Agreement.

     1.03 Following the reorganization, and reverse split of shares, there will be a total of 5,068,750 shares, $.001 par value, issued and outstanding in Tel-Fed.

                                   ARTICLE 2
                                  THE CLOSING

     2.01 The consummation of the transactions contemplated by this Agreement (the "Closing") shall take place in the offices of ProSoft Development Corp., 7100 Knott Avenue, Buena Park, California 90620, at 10:00 a.m., on, March __, 1996 (the "Closing Date") or at such other place or date and time as may be agreed to in writing by the parties hereto.

                                   ARTICLE 3
                   REPRESENTATIONS AND WARRANTIES OF TEL-FED

     Tel-Fed and its officers and directors hereby represent and warrant to ProSoft as follows:

     3.01 Tel-Fed shall deliver to ProSoft, on or before Closing, each of the following:

          (a) Financial Statements. Audited financial statements of Tel-Fed including, but not limited to, balance sheets and profit and loss statements as of December 31, 1993 and through December 31, 1995 prepared in accordance with generally accepted accounting principles which fairly present the financial condition of Tel-Fed at the dates thereof. (Schedule A.)

          (b) Property. An accurate list and description of all property, real or personal, owned by Tel-Fed of a value equal to or greater than $1,000.00. (Schedule B.)

          (c) Liens and Liabilities. A complete and accurate list of all material liens, encumbrances, easements, security interests or similar interests in or on any of the assets listed on Schedule A. (Schedule C.) A complete and accurate list of all debts, liabilities and obligations of Tel-Fed incurred or owing as of the date of this Agreement. (Schedule C.1.)

          (d) Leases and Contracts. A complete and accurate list describing all material terms of each lease (whether of real or personal property) and each contract, promissory note, mortgage, license, franchise, or other written agreement to which Tel-Fed is a party which involves or can reasonably be expected to involve aggregate future payments or receipts by Tel-Fed (whether by the terms of such lease, contract, promissory note,

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     license, franchise or other written agreement or as a result of a guarantee of the payment of or indemnity against the failure to pay same) of $1,000.00 or more annually during the twelve-month period ended December
     31, 1995, or any consecutive twelve-month period thereafter, except any of said instruments which terminate or are cancelable without penalty during such twelve-month period. (Schedule D.)

          (e) Loan Agreements. Complete and accurate copies of all loan agreements and other documents with respect to obligations of Tel-Fed for the repayment of borrowed money. (Schedule E.)

          (f) Consents Required. A complete list of all agreements wherein consent to the transaction herein contemplated is required to avoid a default thereunder; or where notice of such transaction is required at or subsequent to closing, or where consent to an acquisition, consolidation, or sale of all or substantially all of the assets is required to avoid a default thereunder. (Schedule F.)

          (g) Articles and Bylaws. Complete and accurate copies of the Certificate and Articles of Incorporation and Bylaws of Tel-Fed together with all amendments thereto to the date hereof. (Schedule G.)

          (h) Shareholders. A complete list of all persons or entities holding capital stock of Tel-Fed or any rights to subscribe for, acquire, or receive shares of the capital stock of Tel-Fed (whether warrants, calls, options, or conversion rights), including copies of all stock option plans whether qualified or nonqualified, and other similar agreements. (Schedule H.)

          (i) Officers and Directors. A complete and current list of all officers and Directors of Tel-Fed. (Schedule I.)

          (j) Salary Schedule. A complete and accurate list (in all material respects) of the names and the current salary rate for each present employee of Tel-Fed who received $1,000.00 or more in aggregate compensation from Tel-Fed whether in salary, bonus or otherwise, during the year 1995, or who is presently scheduled to receive from Tel-Fed a salary in excess of $1,000.00 during the year ending December 1996, including in each case the amount of compensation received or scheduled to be received, and a schedule of the hourly rates of all other employees listed according to departments. (Schedule J.)

          (k) Litigation. A complete and accurate list (in all material respects) of all material civil, criminal, administrative, arbitration or other such proceedings or investigations (including without limitations unfair labor practice matters, labor organization activities, environmental matters and civil rights violations) pending or, to

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     the knowledge of Tel-Fed threatened, which may materially and adversely affect Tel-Fed.  (Schedule K.)

          (l) Tax Returns. Accurate copies of all Federal and State tax returns for Tel-Fed for the last fiscal year. (Schedule L.)

          (m) Agency Reports. Copies of all material reports or filings (and a list of the categories of reports or filings made on a regular basis) made by Tel-Fed under ERISA, EEOC, FDA and all other governmental agencies (federal, state or local) during the last fiscal year. (Schedule M.)

          (n) Banks. A true and complete list (in all material respects), as of the date of this Agreement, showing (1) the name of each bank in which Tel-Fed has an account or safe deposit box, and (2) the names and addresses of all signatories. (Schedule N.)

          (o) Jurisdictions Where Qualified. A list of all jurisdictions wherein Tel-Fed is qualified to do business and is in good standing. (Schedule O.)

          (p) Subsidiaries. A complete list of all subsidiaries of Tel-Fed. (Schedule P.) The term "Subsidiary" or "Subsidiaries" shall include corporations, unincorporated associations, partnerships, joint ventures, or similar entities in which Tel-Fed has an interest, direct or indirect.

          (q) Union Matters. An accurate list and description (in all material respects) of all union contracts and collective bargaining agreements of Tel-Fed, if any. (Schedule Q.)

          (r) Employee and Consultant Contracts. A complete and accurate list of all employee and consultant contracts which Tel-Fed may have, other than those listed in the schedule on Union Matters. (Schedule R.)

          (s) Employee Benefit Plans. Complete and accurate copies of all salary, stock options, bonus, incentive compensation, deferred compensation, profit sharing, retirement, pension, group insurance, disability, death benefit or other benefit plans, trust agreements or arrangements of Tel-Fed in effect on the date hereof or to become effective after the date thereof, together with copies of any determination letters issued by the Internal Revenue Service with respect thereto. (Schedule S.)

          (t) Insurance Policies. A complete and accurate list (in all material respects) and a description of all material insurance policies naming Tel-Fed as an insured or beneficiary or as a loss payable payee or for which Tel-Fed has paid all or part of the premium in force on the date hereof, specifying any notice or other information

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

     possessed by Tel-Fed regarding possible claims thereunder, cancellation thereof or premium increases thereon, including any policies now in effect naming Tel-Fed as beneficiary covering the business activities of Tel-Fed. (Schedule T.)

          (u) Customers. A complete and accurate list (in all material respects) of the customers of Tel-Fed, including all presently effective contracts of Tel-Fed, accounting for the principle revenues of Tel-Fed, indicating the dollar amounts of gross revenues of each such customer for the period ending December 31, 1995. (Schedule U.)

          (v) Licenses and Permits. A complete list of all licenses, permits and other authorizations of Tel-Fed. (Schedule U.)

     3.02 Organization, Standing and Power. Tel-Fed is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada with all requisite corporate power to own or lease its properties and carry on its businesses as are now being conducted.

     3.03 Qualification. Tel-Fed is duly qualified and is licensed as a foreign corporation authorized to do business in each jurisdiction wherein it conducts its business operations. Such jurisdictions, which are the only jurisdictions in which Tel-Fed is duly qualified and licensed as a foreign corporation, are shown in Schedule O.

     3.04 Capitalization of Tel-Fed. The authorized capital stock of Tel-Fed consists of 50,000,000 shares of Common Stock, $.001 par value, of which the only shares issued and outstanding are 7,200,000 issued to shareholders listed on Schedule H, which shares were duly authorized, validly issued and fully paid and nonassessable. There are no preemptive rights with respect to the Tel-Fed stock.

     3.05 Authority. The execution and delivery of this Agreement and consummation of the transactions contemplated herein have been duly authorized by all necessary corporate actions, including but not limited to duly and validly authorized action and approval by the Board of Directors, on the part of Tel-Fed. This Agreement constitutes the valid and binding obligation of Tel-Fed enforceable against it in accordance with its terms, subject to the principles of equity applicable to the availability of the remedy of specific performance. This Agreement has been duly executed by Tel-Fed and the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement shall not result in any breach of any terms or provisions of Tel-Fed's Certificate and Articles of Incorporation or Bylaws or of any other agreement, court order or instrument to which Tel-Fed is a party or bound by.

     3.06 Absence of Undisclosed Liabilities. Tel-Fed has no material liabilities of any nature, whether fixed, absolute, contingent or accrued, which were not reflected on the financial statements set forth in Schedule A or otherwise disclosed in this Agreement or any of the

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Schedules or Exhibits attached hereto.  As of the Closing, Tel-Fed shall have no assets or liabilities other than those resulting from the acquisition of ProSoft.

     3.07 Absence of Changes. Since December 31, 1995 there has not been any material adverse change in the condition (financial or otherwise), assets, liabilities, earnings or business of Tel-Fed, except for changes resulting from completion of those transactions described in Section 5.01.

     3.08 Tax Matters. All taxes and other assessments and levies which Tel-Fed is required by law to withhold or to collect have been duly withheld and collected, and have been paid over to the proper government authorities or are held by Tel-Fed in separate bank accounts for such payment or are represented by depository receipts, and all such withholdings and collections and all other payments due in connection therewith (including, without limitation, employment taxes, both the employee's and employer's share) have been paid over to the government or placed in a separate and segregated bank account for such purpose. There are no known deficiencies in income taxes for any periods and further, the representations and warranties as to absence of undisclosed liabilities contained in Section 3.06 includes any and all tax liabilities of whatsoever kind or nature (including, without limitation, all federal, state, local and foreign income, profit, franchise, sales, use and property taxes) due or to become due, incurred in respect of or measured by Tel-Fed's income or business prior to the Closing Date.

     3.09 Options, Warrants, etc. Except as otherwise described in Schedule H, there are no outstanding options, warrants, calls, commitments or agreements of any character to which Tel-Fed or its shareholders are a party or by which Tel-Fed or its shareholders are bound, or are a party, calling for the issuance of shares of capital stock of Tel-Fed or any securities representing the right to purchase or otherwise receive any such capital stock of Tel-Fed.

     3.10 Title to Assets. Except for liens set forth in Schedule C, Tel-Fed is the sole unconditional owner of, with good and marketable title to, all assets listed in the schedules as owned by it and all other property and assets are free and clear of all mortgages, liens, pledges, charges or encumbrances of any nature whatsoever.

     3.11 Agreements in Force and Effect. Except as set forth in Schedules D and E, all material contracts, agreements, plans, promissory notes, mortgages, leases, policies, licenses, franchises or similar instruments to which Tel-Fed is a party are valid and in full force and effect on the date hereof, and Tel-Fed has not breached any material provision of, and is not in default in any material respect under the terms of, any such contract, agreement, plan, promissory note, mortgage, lease, policy, license, franchise or similar instrument which breach or default would have a material adverse effect upon the business, operations or financial condition of Tel-Fed.

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     3.12  Legal Proceedings, Etc.  Except as set forth in Schedule K, there are no civil, criminal, administrative, arbitration or other such proceedings or investigations pending or, to the knowledge of either Tel-Fed or the shareholders thereof, threatened, in which, individually or in the aggregate, an adverse determination would materially and adversely affect the assets, properties, business or income of Tel-Fed. Tel-Fed has substantially complied with, and is not in default in any material respect under, any laws, ordinances, requirements, regulations or orders applicable to its businesses.

     3.13 Governmental Regulation. To the knowledge of Tel-Fed and except as set forth in Schedule K, Tel-Fed is not in violation of or in default with respect to any applicable law or any applicable rule, regulation, order, writ or decree of any court or any governmental commission, board, bureau, agency or instrumentality, or delinquent with respect to any report required to be filed with any governmental commission, board, bureau, agency or instrumentality which violation or default could have a material adverse effect upon the business, operations or financial condition of Tel-Fed.

     3.14 Brokers and Finders. Tel-Fed shall be solely responsible for payment to any broker or finder retained by Tel-Fed for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated herein.

     3.15 Accuracy of Information. No representation or warranty by Tel-Fed contained in this Agreement and no statement contained in any certificate or other instrument delivered or to be delivered to ProSoft pursuant hereto or in connection with the transactions contemplated hereby (including without limitation all Schedules and exhibits hereto) contains or will contain any untrue statement of material fact or omits or will omit to state any material fact necessary in order to make the statements contained herein or therein not misleading.

     3.16 Subsidiaries. Except as listed in Schedule P, Tel-Fed does not have any other subsidiaries or own capital stock representing ten percent (10%) or more of the issued and outstanding stock of any other corporation.

     3.17 Consents. Except as listed in Schedule F, no consent or approval of, or registration, qualification or filing with, any governmental authority or other person is required to be obtained or accomplished by Tel-Fed or any shareholder thereof in connection with the consummation of the transactions contemplated hereby.

     3.18 Improper Payments. Neither Tel-Fed, nor any person acting on behalf of Tel-Fed has made any payment or otherwise transmitted anything of value, directly or indirectly, to (a) any official or any government or agency or political subdivision thereof for the purpose of influencing any decision affecting the business of Tel-Fed (b) any customer, supplier or competitor of Tel-Fed or employee of such customer, supplier or competitor, for the purpose of obtaining, retaining or directing business for Tel-Fed or (c) any political party or any

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candidate for elective political office nor has any fund or other asset of Tel-
Fed been maintained that was not fully and accurately recorded on the books of account of Tel-Fed.

     3.19 Copies of Documents. Tel-Fed has made available for inspection and copying by ProSoft and its duly authorized representatives, and will continue to do so at all times, true and correct copies of all documents which it has filed with the Securities and Exchange Commission and all other governmental agencies which are material to the terms and conditions contained in this Agreement. Furthermore, all filings by Tel-Fed with the Securities and Exchange Commission, and all other governmental agencies, including but not limited to the Internal Revenue Service, have contained information which is true and correct, to the best knowledge of the Board of Directors of Tel-Fed, in all material respects and did not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements made therein not misleading or which could have any material adverse effect upon the financial condition or operations of Tel-Fed or adversely effect the objectives of this Agreement with respect to ProSoft including, but not limited to, the issuance and subsequent trading of the shares of common stock of Tel-Fed to be received hereby, subject to compliance by the shareholders of ProSoft with applicable law.

                                   ARTICLE 4
                       REPRESENTATIONS AND WARRANTIES OF
                           PROSOFT DEVELOPMENT CORP.

     ProSoft hereby represent and warrant to Tel-Fed as follows:

     4.01 ProSoft shall deliver to Tel-Fed, on or before Closing, the following:

          (a) Financial Statements. Audited financial statements of Professional Development Institute including, but not limited to, balance sheets and profit and loss statements for the period from inception through December 31, 1995 (Schedule AA.)

          (b) Property. An accurate list and description of all property, real or personal owned by ProSoft of a value equal to or greater than $1,000.00. (Schedule BB.)

          (c) Liens and Liabilities. A complete and accurate list of all material liens, encumbrances, easements, security interests or similar interests in or on any of the assets listed on Schedule AA. (Schedule CC.) A complete and accurate list of all debts, liabilities and obligations of ProSoft incurred or owing as of the date of this Agreement. (Schedule CC.1.)

          (d) Leases and Contracts. A complete and accurate list describing all material terms of material leases (whether of real or personal property) and each contract, promissory note, mortgage, license, franchise, or other written agreement to which

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     ProSoft is a party which involves or can reasonably be expected to involve aggregate future payments or receipts by ProSoft (whether by the terms of such lease, contract, promissory note, license, franchise or other written agreement or as a result of a guarantee of the payment of or indemnity against the failure to pay same) of $1,000.00 or more annually during the twelve-month period ended December 31, 1996 or any consecutive twelve-month period thereafter, except any of said instruments which terminate or are cancelable without penalty during such twelve-month period. (Schedule DD.)

          (e) Loan Agreements. Complete and accurate copies of all loan agreements and other documents with respect to obligations of ProSoft for the repayment of borrowed money. (Schedule EE.)

          (f) Consents Required. A complete list of all agreements wherein consent to the transaction herein contemplated is required to avoid a default hereunder; or where notice of such transaction is required at or subsequent to closing, or where consent to an acquisition, consolidation, or sale of all or substantially all of the assets is required to avoid a default thereunder. (Schedule FF.)

          (g) Articles and Bylaws. Complete and accurate copies of the Articles of Incorporation and Bylaws of ProSoft, together with all amendments thereto to the date hereof. (Schedule GG.)

          (h) Shareholders. A complete list of all persons or entities holding capital stock of ProSoft or any rights to subscribe for, acquire, or receive shares of the capital stock of ProSoft (whether warrants, calls, options, or conversion rights), including copies of all stock option plans whether qualified or nonqualified, and other similar agreements. (Schedule HH.)

          (i) Officers and Directors. A complete and current list of all officers and Directors of ProSoft. (Schedule II.)

          (j) Salary Schedule. A complete and accurate list (in all material respects) of the names and the current salary rate or each present employee of ProSoft who received $1,000 or more in aggregate compensation from ProSoft whether in salary, bonus or otherwise, during the year 1995, or who is presently scheduled to receive from ProSoft a salary in excess of $1,000.00 during the year ending December 31, 1996, including in each case the amount of compensation received or scheduled to be received, and a schedule of the hourly rates of all other employees listed according to departments. (Schedule JJ.)

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          (k)  Litigation.  A complete and accurate list (in all material respects) of all material civil, criminal, administrative, arbitration or other such proceedings or investigations (including without limitations unfair labor practice matters, labor organization activities, environmental matters and civil rights violations) pending or, to the knowledge of ProSoft threatened, which may materially and adversely affect ProSoft. (Schedule KK.)

          (l) Tax Returns. Accurate copies of all Federal and State tax returns for ProSoft, if any. (Schedule LL.)

          (m) Agency Reports. Copies of all material reports or filings (and a list of the categories of reports or filings made on a regular basis) made by ProSoft under ERISA, EEOC, FDA and all other governmental agencies (federal, state or local). (Schedule MM.)

          (n) Banks. A true and complete list (in all material respects), as of the date of this Agreement, showing (1) the name of each bank in which ProSoft has an account or safe deposit box, and (2) the names and addresses of all signatories. (Schedule NN.)

          (o) Jurisdictions Where Qualified. A list of all jurisdictions wherein ProSoft is qualified to do business and is in good standing. (Schedule OO.)

          (p) Subsidiaries. A complete list of all subsidiaries of ProSoft. (Schedule PP.) The term "Subsidiary" or "Subsidiaries" shall include corporations, unincorporated associations, partnerships, joint ventures, or similar entities in which ProSoft has an interest, direct or indirect.

          (q) Union Matters. An accurate list and description (in all material respects) of all union contracts and collective bargaining agreements of ProSoft, if any. (Schedule QQ.)

          (r) Employee and Consultant Contracts. A complete and accurate list of all employee and consultant contracts which ProSoft may have, other than those listed in the schedule on Union Matters. (Schedule RR.)

          (s) Employee Benefit Plans. Complete and accurate copies of all salary, stock option, bonus, incentive compensation, deferred compensation, profit sharing, retirement, pension, group insurance, disability, death benefit or other benefit plans, trust agreements or arrangements of ProSoft in effect on the date hereof or to become effective after the date thereof, together with copies of any determination letters issued by the Internal Revenue Service with respect thereto. (Schedule SS.)

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          (t)  Insurance Policies.  A complete and accurate list (in all material respects) and description of all material insurance policies naming ProSoft as an insured or beneficiary or as a loss payable payee or for which ProSoft has paid all or part of the premium in force on the date hereof, specifying any notice or other information possessed by ProSoft regarding possible claims thereunder, cancellation thereof or premium increases thereon, including any policies now in effect naming ProSoft as beneficiary covering the business activities of ProSoft. (Schedule TT.)

          (u) Customers. A complete and accurate list (in all material respects) of the customers of ProSoft, including all presently effective contracts of ProSoft accounting for the principle revenues of ProSoft, indicating the dollar amounts of gross revenues of each such customer for the period ended December 31, 1995. (Schedule UU.)

          (v) Licenses and Permits. A complete list of all licenses, permits and other authorizations of ProSoft. (Schedule VV.)

     4.02 Organization, Standing and Power. ProSoft is a corporation duly organized, validly existing and in good standing under the laws of the State of California with all requisite corporate power to own or lease its properties and carry on its business as is now being conducted.

     4.03 Qualification. ProSoft is duly qualified and licensed as a foreign corporation authorized to do business in each jurisdiction wherein it conducts business operations. Such jurisdictions, which are the only jurisdictions in which ProSoft is duly qualified and licensed as a foreign corporation, is shown in Schedule OO.

     4.04 Capitalization of ProSoft. The authorized capital stock of ProSoft consists of 10,000,000 shares of Common Stock, of which 4,473,500 shares are issued and outstanding and up to 750,000 additional shares are being offered by ProSoft prior to the Closing. All shares issued to the shareholders listed on Schedule HH were duly authorized, validly issued and fully paid and nonassessable. There are no preemptive rights with respect to the ProSoft stock.

     4.05 Authority. The execution and delivery of this Agreement and consummation of the transactions contemplated herein have been duly authorized by all necessary corporate action, including but not limited to duly and validly authorized action and approval by the Board of Directors, on the part of ProSoft. This Agreement constitutes the valid and binding obligation of ProSoft, enforceable against it in accordance with its terms, subject to the principles of equity applicable to the availability of the remedy of specific performance. This Agreement has been duly executed by ProSoft and the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement shall not result in any breach of any terms or provisions of ProSoft's Articles of Incorporation or Bylaws or of any other agreement, court order or instrument to which ProSoft is a party or bound.

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     4.06  Absence of Undisclosed Liabilities.  ProSoft has no material liabilities of any nature, whether fixed, absolute, contingent or accrued, which were not reflected on the financial statements set forth in Schedule AA or otherwise disclosed in this Agreement or any of the Schedules or Exhibits attached hereto.

     4.07 Absence of Changes. Since December 31, 1995, there has not been any material adverse change in the condition (financial or otherwise), assets, liabilities, earnings or business of ProSoft, except for the acquisition of the assets and liabilities of Professional Development Institute and changes resulting from completion of those transactions described in Section 5.01.

     4.08 Tax Matters. All taxes and other assessments and levies which ProSoft is required by law to withhold or to collect have been duly withheld and collected, and have been paid over to the proper government authorities or are held by ProSoft in separate bank accounts for such payment or are represented by depository receipts, and all such withholdings and collections and all other payments due in connection therewith (including, without limitation, employment taxes, both the employee's and employer's share) have been paid over to the government or placed in a separate and segregated bank account for such purpose. There are no known deficiencies in income taxes for any periods and further, the representations and warranties as to absence of undisclosed liabilities contained in Section 4.06 includes any and all tax liabilities of whatsoever kind or nature (including, without limitation, all federal, state, local and foreign income, profit, franchise, sales, use and property taxes) due or to become due, incurred in respect of or measured by ProSoft income or business prior to the Closing Date.

     4.09 Options, Warrants, etc. Except as otherwise described in Schedule HH, there are no outstanding options, warrants, calls, commitments or agreements of any character to which ProSoft or its shareholders are a party or by which ProSoft or its shareholders are bound, or are a party, calling for the issuance of shares of capital stock of ProSoft or any securities representing the right to purchase or otherwise receive any such capital stock of ProSoft.

     4.10 Title to Assets. Except for liens set forth in Schedule CC, ProSoft is the sole and unconditional owner of, with good and marketable title to, all the assets listed in the schedules as owned by them and all other property and assets are free and clear of all mortgages, liens, pledges, charges or encumbrances of any nature whatsoever.

     4.11 Agreements in Force and Effect. Except as set forth in Schedules DD and EE, all material contracts, agreements, plans, promissory notes, mortgages, leases, policies, licenses, franchises or similar instruments to which ProSoft is a party are valid and in full force and effect on the date hereof, and ProSoft has not breached any material provision of, and is not in default in any material respect under the terms of, any such contract, agreement, plan, promissory note, mortgage, lease, policy, license, franchise or similar instrument which breach or default would have a material adverse effect upon the business, operations or financial condition of ProSoft.

     4.12 Legal Proceedings, Etc. Except as set forth in Schedule KK, there are no civil, criminal, administrative, arbitration or other such proceedings or investigations pending or, to the knowledge of ProSoft, threatened, in which, individually or in the aggregate, an adverse determination would materially and adversely affect the assets, properties, business or income of ProSoft. ProSoft has substantially complied with, and is not in default in any material respect under, any laws, ordinances, requirements, regulations or orders applicable to its businesses.

     4.13 Governmental Regulation. To the knowledge of ProSoft and except as set forth in Schedule KK, ProSoft is not in violation of or in default with respect to any applicable law or any applicable rule, regulation, order, writ or decree of any court or any governmental commission, board, bureau, agency or instrumentality, or delinquent with respect to any report required to be filed with any governmental commission, board, bureau, agency or instrumentality which violation or default could have a material adverse effect upon the business, operations or financial condition of ProSoft.

     4.14 Broker and Finders. ProSoft shall be solely responsible for payment to any broker or finder retained by ProSoft for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated herein.

     4.15 Accuracy of Information. No representation or warranty by ProSoft contained in this Agreement and no statement contained in any certificate or other instrument delivered or to be delivered to Tel-Fed pursuant hereto or in connection with the transactions contemplated hereby (including without limitation all Schedules and Exhibits hereto) contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary in order to make the statements contained herein or therein not misleading.

     4.16 Subsidiaries. Except as listed in Schedule PP, ProSoft does not have any other subsidiaries or own capital stock representing ten percent (10%) or more of the issued and outstanding stock of any other corporation.

     4.17 Consents. Except as listed in Schedule FF, no consent or approval of, or registration, qualification or filing with, any other governmental authority or other person is required to be obtained or accomplished by ProSoft or any shareholder thereof, in connection with the consummation of the transactions contemplated hereby.

     4.18 Improper Payments. No person acting on behalf of ProSoft has made any payment or otherwise transmitted anything of value, directly or indirectly, to (a) any official or any government or agency or political subdivision thereof for the purpose of influencing any decision affecting the business of ProSoft
(b) any customer, supplier or competitor of ProSoft, or employee of such customer, supplier or competitor, for the purposes of obtaining, retaining or directing business for ProSoft, or (c) any political party or any candidate for elective political office, nor has any fund or other asset of ProSoft been maintained that was not fully and accurately recorded on the books of account of ProSoft.

     4.19 Copies of Documents. ProSoft has made available for inspection and copying by Tel-Fed and its duly authorized representatives, and will continue to do so at all times, true and correct copies of all documents which it has filed with any governmental agencies which are material to the terms and conditions contained in this Agreement. Furthermore, all filings by ProSoft with governmental agencies, including but not limited to the Internal Revenue Service, have contained information which is true and correct in all material respects and did not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements made therein not misleading or which could have any material adverse effect upon the financial condition or operations of ProSoft or adversely affect the objectives of this Agreement.

     4.20 Investment Intent of Shareholders. Each shareholder of ProSoft represents and warrants to Tel-Fed that the shares of Tel-Fed being acquired pursuant to this Agreement are being acquired for his own account and for investment and not with a view to the public resale or distribution of such shares and further acknowledges that the shares being issued have not been registered under the Securities Act and are "restricted securities" as that term is defined in Rule 144 promulgated under the Securities Act and must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available.

                                   ARTICLE 5
                     CONDUCT AND TRANSACTIONS PRIOR TO THE
                       EFFECTIVE TIME OF THE ACQUISITION

     5.01 Conduct and Transactions of Tel-Fed. During the period from the date hereof to the date of Closing, Tel-Fed shall:

          (a) Conduct its operations in the ordinary course of business, including but not limited to, paying all obligations as they mature, complying with all applicable tax laws, filing all tax returns required to be filed and paying all taxes due;

          (b) Maintain its records and books of account in a manner that fairly and correctly reflects its income, expenses, assets and liabilities.

     Tel-Fed shall not during such period, except in the ordinary course of business, without the prior written consent of ProSoft:

          (a) Except as otherwise contemplated or required by this Agreement, sell, dispose of or encumber any of its properties or assets;

          (b) Declare or pay any dividends on shares of its capital stock or make any other distribution of assets to the holders thereof;

          (c) Issue, reissue or sell, or issue options or rights to subscribe to, or enter into any contract or commitment to issue, reissue or sell, any shares of its capital stock or acquire or agree to acquire any shares of its capital stock except, the issuance of options for 100,000 shares at an exercise price of $1.00 per share to consultants of Tel-Fed;

          (d) Except as otherwise contemplated and required by this Agreement, amend its Articles of Incorporation or merge or consolidate with or into any other corporation or sell all or substantially all of its assets or change in any manner the rights of its capital stock or other securities;

          (e) Except as contemplated or required by this Agreement, pay or incur any obligation or liability, direct or contingent of more than $1,000;

          (f) Incur any indebtedness for borrowed money, assume, guarantee, endorse or otherwise become responsible for obligations of any other party, or make loans or advances to any other party;

          (g)  Make any material change in its insurance coverage;

          (h) Increase in any manner the compensation, direct or indirect, of any of its officers or executive employees; except in accordance with existing employment contracts;

          (i) Enter into any agreement or make any commitment to any labor union or organization;

          (j)  Make any capital expenditures.

     5.02 Conduct and Transactions of ProSoft. During the period from the date hereof to the date of Closing, ProSoft shall:

          (a) Obtain an investment letter from each shareholder of ProSoft in a form substantially like that attached hereto as Exhibit B.

          (b) Conduct the operations of ProSoft in the ordinary course of business.

     ProSoft shall not during such period, except in the ordinary course of business, without the prior written consent of Tel-Fed:

          (a) Except as otherwise contemplated or required by this Agreement, sell, dispose of or encumber any of the properties or assets of ProSoft;

          (b) Declare or pay any dividends on shares of its capital stock or make any other distribution of assets to the holders thereof;

          (c) Issue, reissue or sell, or issue options or rights to subscribe to, or enter into any contract or commitment to issue, reissue or sell, any shares of its capital stock or acquire or agree to acquire any shares of its capital stock;

          (d) Except as otherwise contemplated and required by this Agreement, amend its Articles of Incorporation or merge or consolidate with or into any other corporation or sell all or substantially all of its assets or change in any manner the rights of its capital stock or other securities;

          (e) Except as otherwise contemplated and required by this Agreement, pay or incur any obligation or liability, direct or contingent;

          (f) Incur any indebtedness for borrowed money, assume, guarantee, endorse or otherwise become responsible for obligations of any other party, or make loans or advances to any other party;

          (g)  Make any material change in its insurance coverage;

          (h) Increase in any manner the compensation, direct or indirect, of any of its officers or executive employees; except in accordance with existing employment contracts;

          (i) Enter into any agreement or make any commitment to any labor union or organization;

          (j)  Make any material capital expenditures.

          (k) Allow any of the foregoing actions to be taken by any subsidiary of ProSoft.

                                   ARTICLE 6
                              RIGHTS OF INSPECTION

     6.01 During the period from the date of this Agreement to the date of Closing of the acquisition, Tel-Fed and ProSoft agree to use their best efforts to give the other party, including its representatives and agents, full access to the premises, books and records of each of the entities, and to furnish the other with such financial and operating data and other information including, but not limited to, copies of all legal documents and instruments referred to on any schedule or exhibit hereto, with respect to the business and properties of Tel-Fed or ProSoft, as the case may be, as the other shall from time to time request; provided, however, if there are any such investigations:
(1) they shall be conducted in such manner as not to unreasonably interfere with the operation of the business of the other parties and (2) such right of inspection shall not affect in any way whatsoever any of the representations or warranties given by the respective parties hereunder. In the event of termination of this Agreement, Tel-Fed and ProSoft will each return to the other all documents, work papers and other materials obtained from the other party in connection with the transactions contemplated hereby, and will take such other steps necessary to protect the confidentiality of such material.

                                   ARTICLE 7
                             CONDITIONS TO CLOSING

     7.01 Conditions to Obligations of ProSoft. The obligation of ProSoft to perform this Agreement is subject to the satisfaction of the following conditions on or before the Closing unless waived in writing by ProSoft.

          (a) Representations and Warranties. There shall be no information disclosed in the schedules delivered by Tel-Fed which in the opinion of ProSoft would materially adversely affect the proposed transaction and intent of the parties as set forth in this Agreement. The representations and warranties of Tel-Fed set forth in Article 3 hereof shall be true and correct in all material respects as of the date of this Agreement and as of the Closing as though made on and as of the Closing, except as otherwise permitted by this Agreement.

          (b) Performance of Obligations. Tel-Fed shall have in all material respects performed all agreements required to be performed by it under this Agreement and shall have performed in all material respects any actions contemplated by this Agreement prior to or on the Closing and Tel-Fed shall have complied in all material respects with the course of conduct required by this Agreement.

          (c) Corporate Action. Tel-Fed shall have furnished minutes, certified copies of corporate resolutions and/or other documentary evidence satisfactory to counsel for ProSoft that Tel-Fed has submitted with this Agreement and any other documents required hereby to such parties for approval as provided by applicable law.

          (d) Consents. Execution of this Agreement by the shareholders of ProSoft and any consents necessary for or approval of any party listed on any Schedule delivered by Tel-Fed whose consent or approval is required pursuant thereto shall have been obtained.

          (e) Financial Statements. ProSoft shall have been furnished with audited financial statements of Tel-Fed including, but not limited to, balance sheets and profit and loss statements as of December 31, 1993 and through December 31, 1995. Such financial statements shall have been prepared in conformity with generally accepted accounting principles on a basis consistent with those of prior periods and fairly present the financial position of Tel-Fed as of December 31, 1995.

          (f) Statutory Requirements. All statutory requirements for the valid consummation by Tel-Fed of the transactions contemplated by this Agreement shall have been fulfilled.

          (g) Governmental Approval. All authorizations, consents, approvals, permits and orders of all federal and state governmental agencies required to be obtained by Tel-Fed for consummation of the transactions contemplated by this Agreement shall have been obtained.

          (h) Changes in Financial Condition of Tel-Fed. There shall not have occurred any material adverse change in the financial condition or in the operations of the business of Tel-Fed, except expenditures in furtherance of this Agreement.

          (i) Absence of Pending Litigation. Tel-Fed is not engaged in or threatened with any suit, action, or legal, administrative or other proceedings or governmental investigations pertaining to this Agreement or the consummation of the transactions contemplated hereunder.

          (j) Authorization for Issuance of Stock. ProSoft shall have received in form and substance satisfactory to Counsel for ProSoft a letter instructing and authorizing the Registrar and Transfer Agent for the shares of common stock of Tel-Fed to issue stock certificates representing ownership of Tel-Fed common stock to ProSoft shareholders in accordance with the terms of this Agreement and a letter from said Registrar and Transfer Agent acknowledging receipt of the letter of instruction and stating to the effect that the Registrar and Transfer Agent holds adequate supplies of stock certificates necessary to comply with the letter of instruction and the terms and conditions of this Agreement.

          (k) Shareholder Approval. Tel-Fed shareholders shall have (i) approved a one for fifteen share reverse split of its outstanding shares, prior to issuance of shares to ProSoft under Section 1.01; (ii) approved a change of the name of Tel-Fed to ProSoft Development Corp.; (iii) elected the following persons to the Board of Directors of Tel-Fed: William Richardson, Keith D. Freadhoff, and Donald Danks; (iv) approved the Agreement and Plan of Reorganization.

     7.02 Conditions to Obligations of Tel-Fed. The obligation of Tel-Fed to perform this Agreement is subject to the satisfaction of the following conditions on or before the Closing unless waived in writing by Tel-Fed.

          (a) Representations and Warranties. There shall be no information disclosed in the schedules delivered by ProSoft, which in the opinion of Tel-Fed, would materially adversely affect the proposed transaction and intent of the parties as set forth in this Agreement. The representations and warranties of ProSoft set forth in Article 4 hereof shall be true and correct in all material respects as of the date of this Agreement and as of the Closing as though made on and as of the Closing, except as otherwise permitted by this Agreement.

          (b) Performance of Obligations. ProSoft shall have in all material respects performed all agreements required to be performed by it under this Agreement and shall have performed in all material respects any actions contemplated by this Agreement prior to or on the Closing and ProSoft shall have complied in all respects with the course of conduct required by this Agreement.

          (c) Corporate Action. ProSoft shall have furnished minutes, certified copies of corporate resolutions and/or other documentary evidence satisfactory to Counsel for Tel-Fed that ProSoft has submitted with this Agreement and any other documents required hereby to such parties for approval as provided by applicable law.

          (d) Consents. Any consents necessary for or approval of any party listed on any Schedule delivered by ProSoft, whose consent or approval is required pursuant thereto, shall have been obtained.

          (e) Financial Statements. Tel-Fed shall have been furnished with audited financial statements of ProSoft including, but not limited to, balance sheets and profit and loss statements from inception through January 1, 1996.

          (f) Statutory Requirements. All statutory requirements for the valid consummation by ProSoft of the transactions contemplated by this Agreement shall have been fulfilled.

          (g) Governmental Approval. All authorizations, consents, approvals, permits and orders of all federal and state governmental agencies required to be obtained by ProSoft for consummation of the transactions contemplated by this Agreement shall have been obtained.

          (h) Employment Agreements. Existing ProSoft employment agreements will have been delivered to Counsel for Tel-Fed.

          (i) Changes in Financial Condition of Tel-Fed. There shall not have occurred any material adverse change in the financial condition or in the operations of the business of Tel-Fed, except expenditures in furtherance of this Agreement.

          (j) Absence of Pending Litigation. Tel-Fed is not engaged in or threatened with any suit, action, or legal, administrative or other proceedings or governmental investigations pertaining to this Agreement or the consummation of the transactions contemplated hereunder.

          (k) Shareholder Approval. The Tel-Fed shareholders shall have (i) approved a one for fifteen share reverse split of its outstanding shares, prior to issuance of shares to ProSoft under Section 1.01; (ii) approved a change of the name of Tel-Fed to ProSoft Development Corp.; (iii) elected the following persons to the Board of Directors of Tel-Fed: William Richardson, Keith D. Freadhoff, and Donald Danks; (iv) approved the Agreement and Plan of Reorganization.

                                   ARTICLE 8
                         MATTERS SUBSEQUENT TO CLOSING

     8.01 Covenant of Further Assurance. The parties covenant and agree that they shall, from time to time, execute and deliver or cause to be executed and delivered all such further instruments of conveyance, transfer, assignments, receipts and other instruments, and shall take or cause to be taken such further or other actions as the other party or parties to this Agreement may reasonably deem necessary in order to carry out the purposes and intent of this Agreement.

                                   ARTICLE 9
                     NATURE AND SURVIVAL OF REPRESENTATIONS

     9.01 All statements contained in any written certificate, schedule, exhibit or other written instrument delivered by Tel-Fed or ProSoft pursuant hereto, or otherwise adopted by Tel-Fed by its written approval, or by ProSoft by its written approval, or in connection with the transactions contemplated hereby, shall be deemed representations and warranties by Tel-Fed or ProSoft as the case may be. All representations, warranties and agreements made by either party shall survive for the period of the applicable statute of limitations and until the discovery of any claim, loss, liability or other matter based on fraud, if longer.

                                   ARTICLE 10
                          TERMINATION OF AGREEMENT AND
                         ABANDONMENT OF REORGANIZATION

     10.01 Termination. Anything herein to the contrary notwithstanding, this Agreement and any agreement executed as required hereunder and the acquisition contemplated hereby may be terminated at any time before the Closing as follows:

          (a) By mutual written consent of the Boards of Directors of Tel-Fed and ProSoft.

          (b) By the Board of Directors of Tel-Fed if any of the conditions set forth in Section 7.02 shall not have been satisfied by the Closing Date.

          (c) By the Board of Directors of ProSoft if any of the conditions set forth in Section 7.01 shall not have been satisfied by the Closing Date.

     10.02 Termination of Obligations and Waiver of Conditions; Payment of Expenses. In the event this Agreement and the acquisition are terminated and abandoned pursuant to this Article 10 hereof, this Agreement shall become void and of no force and effect and there shall be no liability on the part of any of the parties hereto, or their respective directors, officers, shareholders or controlling persons to each other. Each party hereto will pay all costs and expenses incident to its negotiation and preparation of this Agreement and any of the documents evidencing the transactions contemplated hereby, including fees, expenses and disbursements of counsel.

                                   ARTICLE 11
                     EXCHANGE OF SHARES; FRACTIONAL SHARES

     11.01 Exchange of Shares. At the Closing, Tel-Fed shall issue a letter to the transfer agent of Tel-Fed with a copy of the resolution of the Board of Directors of Tel-Fed authorizing and directing the issuance of Tel-Fed shares as set forth on the signature page of this Agreement.

     11.02 Restrictions on Shares Issued to ProSoft. Due to the fact that ProSoft will receive shares of Tel-Fed common stock in connection with the acquisition which have not been registered under the 1933 Act by virtue of the exemption provided in Section 4(2) of such Act, those shares of Tel-Fed will contain the following legend:

               The shares represented by this certificate have not been registered under the Securities Act of 1933. The shares have been acquired for investment and may not be sold or offered for sale in the absence of an effective Registration Statement for the shares under the Securities Act of 1933 or an opinion of counsel to the Corporation that such registration is required.

                                  ARTICLE 12
                                 MISCELLANEOUS

          12.01 Construction. This Agreement shall be construed and enforced in accordance with the laws of the State of California excluding the conflicts of laws.

          12.02 Notices. All notices necessary or appropriate under this Agreement shall be effective when personally delivered or deposited in the United States mail, postage prepaid, certified or registered, return receipt requested, and addressed to the parties last known address which addresses are currently as follows:



                 If to "Tel-Fed"                   If to "ProSoft"

                 Tel-Fed, Inc.                     ProSoft Development Corp.
                 8 West 38th Street                7100 Knott Avenue
                 9th Floor                         Buena Park, California 90620
                 New York, New York  10018


                 With copies to:

                 Ronald L. Poulton, Esq.           William L. Twomey, Esq.
                 4 Triad Center, Suite 500-A       19000 MacArthur Blvd., Suite 1050
                 Salt Lake City, Utah 84180        Irvine, California 92612

          12.03 Amendment and Waiver. The parties hereby may, by mutual agreement in writing signed by each party, amend this Agreement in any respect. Any term or provision of this Agreement may be waived in writing at any time by the party which is entitled to the benefits thereof, such waiver right shall include, but not be limited to, the right of either party to:

          (a) Extend the time for the performance of any of the obligations of the other;

          (b) Waive any inaccuracies in representations by the other contained in this Agreement or in any document delivered pursuant hereto;

          (c) Waive compliance by the other with any of the covenants contained in this Agreement, and performance of any obligations by the other; and

          (d) Waive the fulfillment of any condition that is precedent to the performance by the party so waiving of any of its obligations under this Agreement. Any writing on the part of a party relating to such amendment, extension or waiver as provided in this

     Section 12.03 shall be valid if authorized or ratified by the Board of Directors of such party.

     12.04 Remedies not Exclusive. No remedy conferred by any of the specific provisions of this Agreement is intended to be exclusive of any other remedy, and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise. The election of any one or more remedies by Tel-Fed or ProSoft shall not constitute a waiver of the right to pursue other available remedies.

     12.05 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     12.06 Benefit. This Agreement shall be binding upon, and inure to the benefit of, the respective successors and assigns of Tel-Fed and ProSoft and its shareholders.

     12.07 Entire Agreement. This Agreement and the Schedules and Exhibits attached hereto, represent the entire agreement of the undersigned regarding the subject matter hereof, and supersedes all prior written or oral understandings or agreements between the parties.

     12.08 Each Party to Bear its Own Expense. Tel-Fed and ProSoft shall each bear their own respective expenses incurred in connection with the negotiation, execution, closing, and performance of this Agreement, including counsel fees and accountant fees.

     12.09 Captions and Section Headings. Captions and section headings used herein are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement.

     Executed as of the date first written above.



"Tel-Fed"                           "ProSoft"

Tel-Fed, Inc.,                      ProSoft Development Corp.,
a Nevada corporation                a California corporation



By:                                 By:
     ------------------------            -----------------------------
     Jeffrey Brown, President            Keith D. Freadhoff, President


                                    "Shareholders"

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                                       24